Exhibit 10.1

AMENDMENT TO THE
EQUITY RESIDENTIAL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Premises

a.Equity Residential (the “Company”) maintains the Equity Residential Supplemental Executive Retirement Plan (the “Plan”).

b.Section 10 of the Plan provides that the Company may amend the Plan at any time.

c.The Company wishes to amend the Plan to eliminate certain entry dates.

Amendments

NOW, THEREFORE, the Company hereby amends Section 2.11 of the Plan to read as follows effective June 1, 2020:

Entry Date means (i) the January 1 and April 1 (or such other date as is determined by the Plan Administrator with respect to a Participant) after an individual first becomes an Eligible Employee or an Eligible Trustee (the "Initial Entry Date"); or (ii) the beginning of any Plan Year after the Participant's Initial Entry Date.  Notwithstanding the foregoing, the Initial Entry Date of an employee who becomes an Eligible Employee based on such employee’s status as a highly compensated employee with respect to the Equity Residential Advantage Retirement Savings Plan shall be April 1 of the Plan Year during which the employee is first considered a highly compensated employee.

Dated this 18th day of May , 2020.

/s/ Catherine M. Carroway

Catherine Carroway

Senior Vice President, Human Resources

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